EXHIBIT INDEX

(d)(4) Subadvisory Agreement between American Express Financial Corporation and Third Avenue Management LLC (successor to EQSF Advisers, Inc.), dated August 8, 2002.

(d)(5) Subadvisory Agreement between American Express Financial Corporation and Royce & Associates, Inc., dated October 1, 2001.

(d)(6) Amendment to Subadvisory Agreement between American Express Financial Corporation and Royce & Associates, Inc., dated February 15, 2002.

(d)(9) Restated Amendment Number Two to Subadvisory Agreement between American Express Financial Corporation and GAMCO Investors, Inc., dated July 10, 2003.

(d)(11) Amendment to Subadvisory Agreement between American Express Financial Corporation and Pilgrim Baxter Value Investors, Inc., dated April 10, 2002.

(d)(14) Amendment to Subadvisory Agreement between American Express Financial Corporation and Turner Investment Partners, Inc., dated July 21, 2003.

(d)(17) Amendment to Subadvisory Agreement between American Express Financial Corporation and Goldman Sachs Asset Management, L.P., dated July 21, 2003.

(h)(4) Amendment to Administrative Services Agreement between American Express Financial Corporation and AXP Partners Series, Inc. on behalf of its underlying series AXP Partners Select Value Fund and AXP
          Partners   Small  Cap  Core  Fund,   dated  June  3,  2002.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Independent Auditors' Consent.